Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 5, 2023, with respect to the consolidated financial statements of Allkem Limited included in the proxy statement/prospectus of Livent Corporation that is made a part of Amendment No. 5 to the registration statement on Form S-4 and prospectus of Arcadium Lithium plc for, among other things, the registration of ordinary shares of Arcadium Lithium plc.

/s/ Ernst & Young

Brisbane, Australia
November 15, 2023